                                 WESTCORE TRUST
                                  (THE "TRUST")

                                 CODE OF ETHICS


I.       Legal Requirement.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of the Trust in connection with the purchase or sale by such person of a security "held or to be acquired" by the Trust:

                  1. To employ any device, scheme or artifice to defraud the Trust;

                  2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

                  4. To engage in any manipulative practice with respect to the Trust's investment portfolios.

II.      Purpose of the Code of Ethics.

         The Trust expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Trust's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24,
1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Trust has determined to adopt this Code of Ethics on behalf of the Trust to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.     Definitions.

         A. An "Access Person" means: (1) each trustee or officer of the Trust; (2) each employee (if any) of the Trust (or of any company in a control relationship to the Trust) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

                  For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Trust's investment adviser or principal underwriter in compliance with Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable.

         B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of the Trust who is not also a director, officer, partner, employee or controlling person of any one or more of the Trust's investment advisers, administrator, custodian, transfer agent, or distributor.

         C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

         D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Trust, or (2) is being or has been considered by the Trust or any of its investment advisers for purchase by the Trust. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by the Trust.

         E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         F.       "Investment Personnel" of the Trust means:

                           (i) Any employee of the Trust (or of any company in a
                  control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust.

                           (ii) Any natural person who controls the Trust and
                  who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.



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

         G. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States (i.e., U.S. Treasury securities); short-term debt securities which are "government securities" within the meaning of section 2(a)(16) of the 1940 Act (which includes securities of the U.S. Government and its instrumentalities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

         I. "De Minimis Security" means securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

IV.      Policies of the Trust Regarding Personal Securities Transactions.

         A.       General Policy.

                  No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

         B.       Specific Policies.

                  1. Restrictions on Personal Securities Transactions By Access Persons Other Than Restricted Trustees and Restricted Officers.

                           a. Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer(s) of the Trust's investment advisers PRIOR to effecting such security transaction.

                                    A written authorization for such security transaction will be provided by the investment advisers' Compliance Officer(s) to the person receiving the authorization (if granted) and to the Trust's administrator to memorialize the oral authorization that was granted.



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

                                            NOTE: If an Access Person has
                                            questions as to whether purchasing
                                            or selling a security for his or her
                                            personal portfolio or the portfolio
                                            of a member of his or her immediate
                                            family requires prior oral
                                            authorization, the Access Person
                                            should consult the investment
                                            advisers' Compliance Officer(s) for
                                            clearance or denial of clearance to
                                            trade PRIOR to effecting any
                                            securities transactions.

                           b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                           c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same Covered Security until that pending "buy" or "sell" order is executed or withdrawn or (2) when a Compliance Officer has been advised by an investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Trust.

                           d. The pre-clearance requirement contained in paragraph IV.B.1.a. above shall not apply to the following securities ("Exempt Securities"):

                                    i.       Securities that are not Covered
                                             Securities;

                                    ii.      De Minimis Securities;

                                    iii.     Securities purchased or sold in any
                                             account over which the Access
                                             Person has no direct or indirect
                                             influence or control;

                                    iv.      Securities purchased or sold in a
                                             transaction which is non-volitional
                                             on the part of either the Access
                                             Person or the Trust;

                                    v.       Securities acquired as a part of an
                                             automatic dividend reinvestment
                                             plan;

                                    vi.      Securities acquired upon the
                                             exercise of rights issued by an
                                             issuer pro rata to all holders of a
                                             class of its securities, to the
                                             extent such rights were acquired
                                             from such issuer, and sales of such
                                             rights so acquired; and



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

                                    vii.     Securities which the Trust's
                                             investment portfolios are not
                                             permitted to purchase under the
                                             investment objectives and policies
                                             set forth in the Trust's then
                                             current prospectus(es) under the
                                             Securities Act of 1933 or the
                                             Trust's registration statement on
                                             Form N-1A, provided that prior to a
                                             transaction by an Access Person
                                             such securities have been approved
                                             for inclusion in a list of
                                             securities which are not
                                             permissible for purchase by the
                                             Trust's investment portfolios,
                                             which list is maintained as
                                             provided in Paragraph V.I. of this
                                             Code.

                           e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to all purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the Compliance Officer.

                  2. Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

                           The Trust recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Trust. In addition, it has been the practice of the Trust to give information about securities purchased or sold by the Trust or considered for purchase or sale by the Trust to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Trust or are considered for purchase or sale by the Trust. Accordingly, the Trust believes that less stringent controls are appropriate for Restricted Trustees and Restricted officers, as follows:

                           a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the 15-day period before the transaction in a Covered Security (other than an Exempt Security ) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Trust or considered for the purchase or sale by the Trust.

                           b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or



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

                                    (2) when a Compliance Officer has been
                                    advised by an investment adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Trust.

V.       Procedures.

         In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

         A. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) will submit to the administrator an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned(1) by the Access Person except as stated below. This report must be submitted within 10 days of becoming an Access Person (or for persons already designated as Access Person within 10 days of the adoption of this Code of Ethics), and must include the title of each security, the number of shares held, and the principal amount of the security. The Report must also include a list of any securities accounts maintained with any broker, dealer or bank.

         B. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) will also submit to the administrator an Annual Holdings Report attached hereto as Exhibit A no later than 30 days after the end of the calendar year. Except as stated below, the Annual Holdings Report must list all Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

         C. Each Access Person of the Trust other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of the Trust's administrator, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction



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(1) You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

                  For interpretive guidance on this test, you should consult counsel.

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

                  acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

         D. Except as stated below, each Access Person of the Trust, other than a trustee who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit B to the Trust's administrator, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.(2) Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Trust need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the administrator in the time period stated above.

         E. Each trustee who is not an "interested person" of the Trust need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V.D. to the administrator, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Trust.

         F. The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

         G. The administrator of the Trust shall notify each Access Person of the Trust who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

         H. The administrator of the Trust shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Trust's Board of Trustees:

                  1. with respect to any transaction that appears to evidence a possible violation of this Code; and

                  2. apparent violations of the reporting requirement stated herein.

         I. Upon request by or on behalf of an Access Person, the administrator shall maintain



----------

(2) See footnote (1) above.



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

                  a list of securities which are not permissible for purchase by the Trust's investment portfolios. The list, and any revisions thereto, may identify securities by type or otherwise and shall be subject to approval by the investment advisers to the Trust. In the event of changes to an investment portfolio's investment objectives and/or policies and if necessary, the Trust's administrator shall remove securities from the list. Such deletions from the list shall also be subject to approval by the investment advisers to the Trust. The administrator shall date the list (and any revisions thereto) and shall send the list (and any revisions thereto) to each Access Person promptly upon approval by the Trust's investment advisers.

         J. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Trust. The Board shall review the operation of this Code of Ethics at least once a year.

         K. The Trust's investment advisers and principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) under the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Trust's administrator and the Trust's counsel copies of such codes and all future amendments and modifications thereto. The Board of Directors, including a majority of the directors who are not "interested persons" of the Trust (as defined in the 1940 Act), shall approve this Code of Ethics, and the codes of ethics of each investment adviser and principal underwriter of the Trust, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Trust from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. The Board shall review and approve such codes at least once a year. Furthermore, any material changes to an investment adviser's or principal underwriter's code will be approved by the Board at the next scheduled quarterly board meeting and in no case more than six months after such change. Before approving any material amendments to the investment adviser's or principal underwriter's code of ethics, the Board must receive a written certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics and Rule 17j-1 under the 1940 Act. Provided, however, that this paragraph shall not apply to a principal underwriter of the Trust unless the principal underwriter is an affiliated person (as defined in the 1940 Act) of the Trust or the Trust's investment advisers; or an officer, director or general partner of such principal underwriter serves as an officer, director or general partner of the Trust or the Trust's investment advisers.

         L. At each quarterly Board of trustees' meeting the administrator (on behalf of the Trust), investment advisers and principal underwriter (if applicable) of the Trust shall provide a written report to the Trust's Board of Trustees stating:

                  1. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Trust's investment advisers or principal underwriter; and

                  2. all disciplinary actions(3) taken in response to such violations.

         M. At least once a year, the Trust's administrator shall provide to the Board, with respect to this Code of Ethics, and the Trust's investment advisers and principal underwriter (if applicable) shall provide to the Board with respect to their codes of ethics, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons/underwriter and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under the code of ethics or procedures since the last report, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics.

         N. This Code, the codes of the investment advisers and principal underwriter (if applicable), a record of any violation of such codes and any action taken as a result thereof, a copy of each report by an Access Person, any written report hereunder by the Trust's administrator, investment advisers or principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Trust's records for the period and in the manner required by Rule 17j-1. A copy of each list maintained in accordance with paragraph I shall be preserved with the Trust's records in an easily accessible place for at least five years after such list is in effect.

VI.      Certification.

         Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.


                                  The Board of Trustees of Westcore Trust



----------
(3) Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

                                    EXHIBIT A

                                 WESTCORE TRUST

                                 HOLDINGS REPORT


                For the Year/Period Ended
                                          -----------------------
                                                 (month/day/year)


              [ ] Check Here if this is an Initial Holdings Report


To: ALPS Mutual Funds Services, as Co-Administrator of the above listed Fund

                  As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trust:

             Title of                       Number                         Principal
             Security                       of Shares                       Amount
             --------                       ---------                      ---------

                  The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:




                  THIS REPORT (i) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (ii) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (iii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.



Date:                                  Signature:
     -----------------------------               -------------------------------

                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT B

                                 WESTCORE TRUST

                          QUARTERLY TRANSACTION REPORT


             For the Calendar Quarter Ended
                                            -----------------------
                                                   (month/day/year)


To: ALPS Mutual Funds Services, as Co-Administrator of the above listed Fund

A. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trust:

                                                                                                               Broker/Dealer
                             Number of                                                 Nature of                  or Bank
                             Shares or                        Interest Rate and       Transaction                 Through
Title of       Date of       Principal     Dollar Amount of   Maturity Date (if    (Purchase, Sale,               Whom
Security     Transaction      Amount          Transaction        applicable)            Other)        Price      Effected
--------     -----------     ---------     ----------------   -----------------    ----------------   -----    -------------

* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Trust.

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

----------------------------------------------------------------------------------------------------------------------
              Name of Broker, Dealer or Bank                              Date Account Was Established:
----------------------------------------------------------------------------------------------------------------------

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                  Signature:
     -----------------------------               -------------------------------

                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT C

                                 WESTCORE TRUST

                               ANNUAL CERTIFICATE



                  Pursuant to the requirements of the Code of Ethics of [insert name of the investment company], the undersigned hereby certifies as follows:

                  1.       I have read the Trust's Code of Ethics.

                  2. I understand the Code of Ethics and acknowledge that I am subject to it.

                  3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.



         Date:
                                            -----------------------------------
                                                        Print Name



                                            -----------------------------------
                                                         Signature